Exhibit 99.1

NAPCO Announces Third Quarter Fiscal 2019 Results

- Sales Increase 13% to a Third Quarter Record $25.1 Million-

-19th Consecutive Quarter of Year-Over-Year Record Sales-

-Q3 Recurring Service Revenues Grew 44% to $4.5 Million -

-Net Income Increases 71% to $3.1 Million –

-Q3 Adjusted EBITDA* Increases 77% to $4.0 Million-

-Management to Host Conference Call Today at 11 a.m. ET-

AMITYVILLE, N.Y., May 6, 2019 - NAPCO Security Technologies, Inc. (NasdaqGS: NSSC), one of the world's leading solutions providers and manufacturers of high tech electronic intrusion security, school safety lock down systems, Internet of Things (IoT) connected home, video and fire systems, as well as enterprise-class access control and door locking products, today announced financial results for its third fiscal quarter ended March 31, 2019.

Financial Highlights:

•	Net sales for the quarter increased 13% to a third quarter record $25.1 million as compared to $22.2 million for the same quarter last year. Net sales for the nine months increased 14% to $73.3 million, as compared to $64.5 million for the same period last year.
•	Recurring service revenue for the quarter increased 44% to $4.5 million as compared to $3.2 million for the same quarter last year and for the nine months increased 46% to $12.5 million from $8.6 million last year. Recurring service revenue now has a prospective annual run rate of $18.9 million based on March 2019 recurring revenues.
•	Net income for the quarter increased 71% to $3.1 million from $1.8 million a year ago. Net income for the nine months increased 90% to $7.5 million from $4.0 million a year ago.
•	Earnings per share (diluted) for the quarter increased 70% to $0.17, as compared to $0.10 for the same period a year ago. Earnings per share (diluted) for the nine months increased 90% to $0.40, as compared to $0.21 for the same period a year ago.
•	Adjusted EBITDA* for the quarter increased 77% to $4.0 million or $0.22 per diluted share from $2.3 million or $0.12 per diluted share a year ago. Adjusted EBITDA* for the nine months increased 86% to $9.9 million or $0.53 per diluted share from $5.3 million or $0.28 per diluted share a year ago.

Richard Soloway, Chairman and President said, “We are encouraged by NAPCO’s ability to continue its strong sales growth trajectory and take it as confirmation that our strategies of entering new market segments which provide incremental, fertile avenues for sales and recurring revenue growth, well-position our Company for the future. Our Q3 sales growth of +13% represents our 19th consecutive quarter of record sales and reflects our laser focus on marketing primarily commercial products, in rapidly growing market categories, such as school security solutions, wireless fire and intrusion alarm communicators, fire alarm control panels, enterprise-class access systems, electronic access control locks and architectural locking products.

Our Company continues to play a leadership role in augmenting the level of school safety and security preparedness, at K-12 schools, universities and colleges across the country. Implementing NAPCO’s proprietary School Access-control Vulnerability Index, or SAVI, audit system, our Company trains dealers, integrators and school personnel on how to quantitatively measure a school's security level. The index resulting from the audit, highlights deficiencies in the school’s preparedness level and creates an action plan so that facilities can address the situation. Our integrated line of education-focused security solutions, including our advanced wireless locking and access control solutions, marketed by our Alarm Lock, Marks and Continental Access Control Divisions, as well as high-technology alarm and wireless communication systems, from our NAPCO Division, then address those security needs. Recently, we have seen a need to expand the SAVI system to public places such as houses of worship and other meeting spaces.

A powerful driver of recurring service revenue for us, the StarLink® line of universal fire alarm, intrusion alarm and IoT communicators, continues to grow nicely, generating a 44% increase in RSR this past quarter and commanding an annual run rate of $18.9 million in sales, based on March 2019 recurring revenues. StarLink® sales growth continues to be fueled by the millions of fire and intrusion alarm panels, currently communicating vital alarm signals via soon-to-be-obsolete, hard-wired landlines, needing a wireless communicator upgrade to continue reporting. A market share leader in the Wireless Cellular Alarm Communicator Category, StarLink now offers the most extensive and complete line of alarm communication solutions in the industry. This past year’s launch of our Starlink Verizon LTE fire and intrusion alarm communicators has been quite successful and at the end of this fiscal year, we will augment the line with our introduction of a complete line of StarLink LTE communicators integrated onto the AT&T wireless network.”

Mr. Soloway continued, “Earlier this year, we launched a hybrid product called FireLink®, an innovative all-in-one, 8-32 zone fire alarm control panel with a built-in cellular LTE, StarLink-powered alarm communicator. Growing well in market acceptance and sales, FireLink comes pre-configured and pre-activated saving considerable installation time and money for the dealer to replace an aging landline-connected fire panel and importantly, our model insures that every FireLink control panel sold will automatically generate RSR as well as hardware sales to our Company.

StarLink Connect®, the IoT cellular communicator, continues to experience robust sales growth. This RSR-generating product solution gives alarm dealers the ability to easily upgrade existing, regular alarm system installations into connected, smart home systems, giving consumers the ability to remotely operate their security systems, lighting, locks, thermostats, and video cameras, from any smart device. StarLink Connect provides dealers and NAPCO with an incremental RSR growth opportunity and also capitalizes on the market potential for tens of millions of existing, legacy security systems to be transformed into connected home systems. The recently launched, NAPCO iBridge Video Doorbell®, can also be added to any StarLink Connect IoT installation, to generate incremental RSR.

Looking forward to the end of our year and just launched at the ISC West Security Show, the NAPCO iSecure® Complete Cellular Alarm Systems line will be rolling out into distribution. This breakthrough product offering provides dealers with three ultra-cost-effective security system options, which can be professionally installed in under an hour and offer consumers all of the features of an advanced smart home. The systems all notify users as to events at their homes and can be controlled from any smart device. All iSecure systems work exclusively via cellular communication, building on one of NAPCO’s core competencies and also delivering RSR with every system sold. As a testament to iSecure’s innovation, the product won the MVP (Most Valuable Product) Award, in the "Home Controls" category, during ISC West, at the Annual Sammy and MVP Awards Event.”

Mr. Soloway concluded “We are encouraged by our performance and look forward to a continuation of considerable sales and profit growth for the rest of our year. We will continue to make prudent investments in engineering and the marketing of product solutions which give us solid market positions in high-growth and recurring service revenue categories. All indicators and trends seem positive for the future and we look forward to concluding an exceptional Fiscal 2019.”

Financial Results

Net sales for the three months ended March 31, 2019 increased 13% to a third quarter record $25.1 million, as compared to $22.2 million for the same period a year ago. Net sales for the nine months increased 14% to $73.3 million, as compared to $64.5 million for the same period a year ago. Research and development costs for the quarter increased 11% to $1.9 million or 7% of sales as compared to $1.7 million or 8% of sales last year. For the nine months, research and development costs increased 9% to $5.4 million or 7% of sales as compared to $4.9 million or 8% of sales last year. Selling, general and administrative expenses for the quarter decreased 2% to $5.2 million or 21% of sales as compared to $5.3 million or 24% of sales last year. Selling, general and administrative expenses for the nine months increased 1% to $16.9 million or 23% of sales as compared to $16.8 million or 26% of sales last year.

Operating income for the three months ended March 31, 2019 increased 91% to $3.6 million as compared to $1.9 million last year. Operating income for the nine months increased 110% to $8.7 million as compared to $4.1 million a year ago.

Net income for the three months ended March 31, 2019 increased 71% to $3.1 million, or $0.17 per diluted share, as compared to $1.8 million, or $0.10 per diluted share, for the same quarter last year. Net income for the nine months increased 90% to $7.5 million, or $0.40 per diluted share, as compared to $4.0 million, or $0.21 per diluted share, for the same period last year.

Adjusted EBITDA* for the three months ended March 31, 2019 increased 77% to $4.0 million, or $0.22 per diluted share, as compared to $2.3 million, or $0.12 per diluted share. Adjusted EBITDA* for the nine months increased 86% to $9.9 million, or $0.53 per diluted share, as compared to $5.3 million, or $0.28 per diluted share.

Balance Sheet Summary

At March 31, 2019, the Company had $5.5 million in cash and cash equivalents as compared to $5.3 million as of June 30, 2018. NAPCO had working capital (defined as current assets less current liabilities) of $45.7 million at March 31, 2019 as compared with working capital of $44.3 million at June 30, 2018. Current ratio (defined as current assets divided by current liabilities) was 4.6:1 at March 31, 2019 and 5.7:1 at June 30, 2018.

Conference Call Information

Management will conduct a conference call at 11 a.m. ET today, May 6, 2019. Interested parties may participate in the call by dialing 1-877-407-4018 or for international callers, 1-201-689-8471, about 5-10 minutes prior to the start time of 11 a.m. ET. The conference call will also be available on replay starting at 2 p.m. ET on May 6, 2019 and ending on May 13, 2019 at 11:59 p.m. ET. For the replay, please dial 1-844-512-2921 domestically, or 1-412-317-6671 for international callers, and use the replay access code 13690393. In addition, the call will be webcast and will be available on the Company's website at www.napcosecurity.com.

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc. is one of the world's leading solutions providers and manufacturers of high-technology electronic security (including recurring service fee revenue), school safety lock down systems, IoT connected home, video, fire alarm, access control and door locking systems. The Company consists of four Divisions: NAPCO, its security and IoT connected home segment, plus three wholly-owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019 (unaudited)	June 30, 2018
	(in thousands, except per share data)
CURRENT ASSETS
Cash and cash equivalents	$5,499	$5,308
Accounts receivable, net of allowance for doubtful accounts of $117 and $195 at March 31, 2019 and June 30, 2018, respectively	22,369	22,738
Inventories	28,699	24,533
Prepaid expenses and other current assets	1,892	1,124
Total Current Assets	58,459	53,703
Inventories - non-current	5,875	4,401
Deferred income taxes	82	564
Property, plant and equipment, net	7,602	6,791
Intangible assets, net	7,310	7,545
Other assets	267	265
TOTAL ASSETS	$79,595	$73,269

CURRENT LIABILITIES
Accounts payable	$4,856	$4,807
Accrued expenses	5,298	2,112
Accrued salaries and wages	2,072	2,190
Accrued income taxes	548	293
Total Current Liabilities	12,774	9,402
Accrued income taxes	414	414
Total Liabilities	13,188	9,816
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common Stock, par value $0.01 per share; 40,000,000 shares authorized; 21,224,189 and 21,204,327 shares issued; and 18,474,879 and 18,729,082 shares outstanding, respectively	212	212
Additional paid-in capital	17,066	16,890
Retained earnings	66,196	59,420
Less: Treasury Stock, at cost (2,749,310 and 2,475,245 shares, respectively)	(17,067)	(13,069)
TOTAL STOCKHOLDERS' EQUITY	66,407	63,453
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$79,595	$73,269

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months ended March 31,
	2019	2018
	(in thousands, except per share data)
Net sales:
Equipment revenues	$20,597	$19,042
Service revenues	4,546	3,158
	25,143	22,200
Cost of sales:
Equipment related expenses	13,471	12,557
Service related expenses	943	751
	14,414	13,308

Gross Profit	10,729	8,892

Research and development	1,851	1,669
Selling, general, and administrative expenses	5,231	5,311
	7,082	6,980

Operating Income	3,647	1,912
Interest expense, net	5	19

Income before Provision for Income Taxes	3,642	1,893
Provision for Income Taxes	520	64

Net Income	$3,122	$1,829

Income per share:
Basic	$0.17	$0.10

Diluted	$0.17	$0.10

Weighted average number of shares outstanding:
Basic	18,489,000	18,737,000

Diluted	18,533,000	18,772,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Nine Months ended March 31,
	2019	2018
	(in thousands, except per share data)
Net sales:
Equipment revenues	$60,872	$55,926
Service revenues	12,476	8,560

	73,348	64,486
Cost of sales:
Equipment related expenses	39,681	36,580
Service related expenses	2,708	2,049

	42,389	38,629

Gross Profit	30,959	25,857

Research and development	5,358	4,915
Selling, general, and administrative expenses	16,901	16,805
	22,259	21,720

Operating Income	8,700	4,137
Interest expense, net	18	67

Income before Provision for Income Taxes	8,682	4,070
Provision for Income Taxes	1,187	118

Net Income	$7,495	$3,952

Income per share:
Basic	$0.40	$0.21

Diluted	$0.40	$0.21

Weighted average number of shares outstanding:
Basic	18,607,000	18,811,000

Diluted	18,654,000	18,845,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months ended March 31,
	2019	2018
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,495	$3,952
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,032	1,026
Provision for doubtful accounts	3	25
Deferred income taxes	673	(449)
Non-cash stock based compensation expense	152	141
Changes in operating assets and liabilities:
Accounts receivable	2,131	2,193
Inventories	(5,999)	(241)
Prepaid expenses and other current assets	307	160
Other assets	(11)	(151)
Accounts payable, accrued expenses, accrued salaries and wages, accrued income taxes	(20)	(1,969)

Net Cash Provided by Operating Activities	5,763	4,687

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(1,598)	(1,018)

Net Cash Used in Investing Activities	(1,598)	(1,018)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt	--	(1,500)
Proceeds from stock option exercises	24	61
Cash paid for purchase of treasury stock	(3,998)	(1,337)

Net Cash Used in Financing Activities	(3,974)	(2,776)

Net Change in Cash and Cash Equivalents	191	893
CASH AND CASH EQUIVALENTS - Beginning	5,308	3,454

CASH AND CASH EQUIVALENTS - Ending	$5,499	$4,347

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid, net	$18	$63
Income taxes paid	$258	$184
Surrender of Common Shares	8	7

NAPCO SECURITY TECHNOLOGIES, INC.

NON-GAAP MEASURES OF PERFORMANCE* (Unaudited)

(in thousands)

	3 months ended March 31,		9 months ended March 31,
	2019	2018	2019	2018
	(in thousands, except share data)
Net Income (GAAP)	$3,122	$1,829	$7,495	$3,952
Add back Provision for Income Taxes	520	64	1,187	118
Add back Interest and Other Expense	5	19	18	67

Operating Income (GAAP)	3,647	1,912	8,700	4,137
Adjustments for non-GAAP measures of performance:
Add back amortization of acquisition-related intangibles	78	93	235	278
Add back stock-based compensation expense	--	5	152	141
Adjusted non-GAAP operating income	3,725	2,010	9,087	4,556
Add back depreciation and other amortization	286	261	797	748
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization)	$4,011	$2,271	$9,884	$5,304

Adjusted EBITDA* per Diluted Share	$0.22	$0.12	$0.53	$0.28

Weighted average number of Diluted Shares outstanding	18,489,000	18,772,000	18,654,000	18,845,000

* Non-GAAP Information. Certain non-GAAP measures are included in this press release, including EBITDA, non-GAAP operating income and Adjusted EBITDA. We define EBITDA as GAAP net income plus income tax expense (benefit), net interest expense, non-cash stock-based expense and depreciation and amortization expense. Non-GAAP operating income does not include amortization of intangibles or stock-based compensation expense. These non-GAAP measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges our non-GAAP results provide information to management and investors that is useful in assessing NAPCO's core operating performance and in comparing our results of operations on a consistent basis from period to period. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures included in the above.

Contacts:

Patrick McKillop

Director of Investor Relations

NAPCO Security Technologies, Inc.

OP: 800-645-9445 x 374

CP: 516-404-3597

pmckillop@napcosecurity.com